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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 13, 1996

                          American Phoenix Group, Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                        0-21475          13-3768554
(STATE OR OTHER JURISDICTION OF         (COMMISSION       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)          FILE NUMBER)      IDENTIFICATION NUMBER)

5 Park Plaza, Suite 1260, Irvine, CA                                92714
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

Registrant's telephone number, including area code: (714) 224-2525


(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On November 13, 1996 (the "Effective Date"), American Phoenix Group, Inc., a Delaware corporation ("Registrant"), completed the Agreement and Plan of Reorganization dated October 24, 1996 (the "Agreement") by and between Registrant, Tetherless Access Asia Limited, a corporation organized under the laws of Australia ("TAAL"), and the shareholders of TAAL (the "TAAL Shareholders"). TAAL provides high-speed wireless data communications and high-speed Internet access to customers who are located principally in developing countries thereby taking advantage of increasing demand for alternatives to wire line services in those locations.

         Under the Agreement, Registrant acquired from the TAAL Shareholders all issued and outstanding shares of TAAL in consideration for the issuance of 4,000,000 shares of Registrant's Common Stock (the "Common Stock") and shares of Preferred Stock in four series convertible into an aggregate of 48,000,000 shares of Common Stock over a period from six months to four years after the Effective Date (the "Preferred Stock"). The Preferred Stock confers upon the TAAL Shareholders voting rights on an as converted basis. Among other things, the Agreement provides that Registrant will undertake to amend its certificate of incorporation to effectuate a reverse split of the issued and outstanding Common Stock to enable the issuances contemplated under the Agreement. All securities issued under the Agreement will be subject to such reverse stock split.

         TAAL's largest shareholders, Greenchip Emerging Growth Ltd. A.C.N., Greenchip Investments Ltd. A.C.N. and Greenchip Opportunities Ltd. A.C.N. (collectively, "Greenchip") became the beneficial owner of 13,585,411 shares of Common Stock, constituting approximately 17.9%. Greenchip is a group of affiliated investment funds that is publicly traded in Australia.
JGL Investments Pty Ltd. and the JGL Group collectively became the beneficial owners of 13,263,180 shares of Common Stock, constituting approximately 17.5%. Consortium Investment Group Pty Ltd. became the beneficial owner of 4,848,686 shares of Common Stock (including 1,600,000 shares of Common beneficially owned prior to the Effective Date), constituting approximately 6,4%. As a result of this transaction, giving effect to the conversion of the Preferred Stock and the exercise of outstanding options and warrants, the TAAL Shareholders are the beneficial owners of approximately 60% of the Common Stock.

         Under the Agreement, the TAAL Shareholders have the right to elect Registrant's Board of Directors. Registrant's current directors have agreed to remain on the board until Registrant complies with Section 14(f) of the Securities Exchange Act of 1934, as amended.
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         The transaction was approved by Registrant's Board of Directors.

         See Item 2 for additional disclosures.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         In connection with the Agreement and as a condition to consummation thereof, Registrant completed the sale of certain of its assets, as follows:

         1. Registrant sold its interest in Marine Turbine Australia Pty. Ltd. ("MTA") to Rubywell Pty. Ltd., a principal stockholder of Registrant ("Rubywell"), and the entity from whom the Company acquired the MTA shares in 1995. In consideration for its reacquisition of MTA and the settlement of certain debt outstanding, Rubywell has agreed to pay to Registrant royalties on sales by MTA. In addition, Rubywell assigned to Registrant a promissory note in the principal amount of $1,500,000 in complete and full settlement of MTA's indebtedness to the Company.

         2. Registrant sold its interest in the note portfolio acquired from P.R. Finance & Investment Ltd. to Capital Finance Corporation (Pastoral Holdings) Pty, Ltd. (the "Note Portfolio") in consideration for a promissory note in the amount of $8,600,000 payable in installments as follows: $500,000 on December 1, 1996, $3,000,000 on December 15, 1996,
         $2,000,000 on January 31, 1997 and $3,100,000 on February 28, 1997.

         3. Registrant sold its interest in Barlile Corp., Ltd. to Clouden Pty. Ltd, as Trustee for Finance Investment Trust in consideration for $AU200,000 payable in two installments of $AU100,000 on November 21, 1996 and February 28, 1997.

         See Item 1 for additional disclosures.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements

         Financial statements of businesses acquired will be filed in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

         (b) Pro Forma Financial Information

         Pro forma financial information will be filed in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

         (c) Exhibits

            (1) Plan and Agreement of Reorganization dated October 24, 1996, by and between Registrant, TAAL and the Shareholders (Schedules to this agreement, which are in standard form, have been ommitted but will be furnished to the Commission upon request)

            (2) Agreement dated November 4, 1996, between Registrant, Rubywell Pty, Ltd. and Marine Turbine Australia Pty, Ltd. and related deed and promissory note

            (3) Deed between Registrant and Capital Finance Corporation and related Promissory Note in the principal amount of $8,600,000 in connection with Registrant's sale of the Note Portfolio


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 29, 1996

                                                   AMERICAN PHOENIX GROUP, INC.


                                                   By: /s/ Daniel France
                                                      -------------------------
                                                       Daniel France,
                                                       Chief Financial Officer
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                                EXHIBIT INDEX


Exhibit                              Description
   No.


   1 Plan and Agreement of Reorganization dated October 24, 1996, by and between Registrant, TAAL and the Shareholders (Schedules to this agreement, which are in standard form, have been ommitted but will be furnished to the Commission upon request)

   2 Agreement dated November 4, 1996, between Registrant, Rubywell Pty, Ltd. and Marine Turbine Australia Pty, Ltd. and related deed and promissory note

   3 Deed between Registrant and Capital Finance Corporation and related Promissory Note in the principal amount of $8,600,000 in connection with Registrant's sale of the Note Portfolio


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